Exhibit 10.7(b)

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August 5, 2019, by and among OUSTER, INC., a Delaware corporation (“Borrower Representative”), and each other Person party hereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), and RUNWAY GROWTH CREDIT FUND INC., as administrative agent and collateral agent for Lenders (in such capacity, “Agent”).

RECITALS

A. Borrowers, Agent and Lenders are parties to that certain Loan and Security Agreement, dated November 27, 2018, as amended by that certain First Amendment to Loan and Security Agreement, dated as of March 28, 2019 (as further amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”).

B. The parties desire to amend the Agreement in accordance with this Amendment.

1.	AMENDMENTS

1.1 Section 2.4(d) of the Agreement is hereby amended by increasing the amount of the annual administration fee set forth therein, by replacing “$2,500” with “10,000”.

1.2 Section 6.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

6.10 Financial Covenant. Borrower Representative shall have provided evidence reasonably satisfactory to Agent on or prior to each date specified in the schedule below of its receipt of gross cash proceeds of at least the amount set forth opposite such date (excluding proceeds from the conversion of or cancellation of Indebtedness) from (i) one or more bona fide equity financings consummated after the Second Amendment Effective Date, or (ii) the issuance of Subordinated Debt on terms reasonably acceptable to Agent on or after the Second Amendment Effective Date.

Date	Required Gross Cash Proceeds
September 30, 2019	$20,000,000
March 31, 2020	$30,000,000 (incremental, not including amount required to be received by September 30, 2019)

1.1 Exhibit A is hereby amended by adding the following defined term in appropriate alphabetical order:

“Second Amendment Effective Date” means August 5, 2019.

1.2 Exhibit A is hereby amended by deleting the following defined terms: “Equity Milestone 1”, “Equity Milestone 2”, and “Financing Milestone”.

1.3 Exhibit D to the Agreement is hereby amended and restated to read as set forth on Exhibit D attached hereto.

2.	REPRESENTATIONS AND WARRANTIES

2.1 Borrowers represent and warrant that

(a) the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing;

(b) each Borrower has the power and authority to execute and deliver this Amendment and perform its obligations under the Agreement, as amended by this Amendment;

(c) the execution and delivery by each Borrower of its obligations under the Agreement, as amended by this Amendment, have been duly authorized by all requisite action;

(d) the execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Agreement, as amended by this Amendment, do not and will not contravene (a) any material Requirement of Law, (b) any material contractual restriction in any material agreement with a Person binding on such Borrower, (c) any order, judgment or decree of any Governmental Authority binding on such Borrower, or (d) the Operating Documents of such Borrower;

(e) the execution and delivery by each Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority, except as already has been obtained or made; and

(f) this Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3.	CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment is subject to the following conditions precedent:

3.1 Agent shall have received this Amendment, duly executed by Borrowers;

3.2 Agent shall have received the Amended and Restated Warrant, duly executed by Borrowers, together with the updated pro forma summary capitalization table as of the date hereof;

3.3 Agent shall have received a certificate of Borrower, duly executed by a Responsible Officer, certifying and attaching (i) the Operating Documents, (ii) resolutions duly approved by the Board with respect to this Amendment and the Amended and Restated Warrant, (iii) any resolutions, consent or waiver duly approved by the requisite holders of Borrower’s Equity Interests, if applicable (or certifying that no such resolutions, consent or waiver is required), and (iv) a schedule of incumbency; and

3.4 Borrowers shall have paid an amendment fee of $15,000 and any Lender Expenses due and payable as of the date hereof, which Borrowers hereby authorize may be debited by Agent, on behalf of Lender, in accordance with Section 2.5 of the Agreement.

4.	GENERAL PROVISIONS

4.1 Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement and this Amendment shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of the Loan Documents entered into in connection with the Agreement.

4.2 This Amendment and the Loan Documents represent the entire agreement with respect to this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

4.3 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

4.4 This Amendment shall constitute a Loan Document. Accordingly, the provisions of Section 11 of the Agreement shall likewise apply to this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

BORROWER:

OUSTER, INC.

By	/s/ Mark A. Frichtl
Name:	Mark A. Frichtl
Title:	Chief Technology Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT]

AGENT:

RUNWAY GROWTH CREDIT FUND INC.

By	/s/ Thomas B. Raterman
Name:	Thomas B. Raterman
Title:	CFO

LENDER

RUNWAY GROWTH CREDIT FUND INC.

By	/s/ Thomas B. Raterman
Name:	Thomas B. Raterman
Title:	CFO